Exhibit 99.1
SHOPPING CENTER TRIPLE NET LEASE
PLACER HEIGHTS PLAZA

DEFINED TERMS:	PROVISIONS:

Date:	April 2, 2007 (for reference purposes only)

Landlord:	Placer Heights Plaza Shopping Center, LLC, a Delaware Limited Liability Company

Tenant:	Redding Bank of Commerce

Premises:	That certain Premises in Placer Heights Shopping Center (“Shopping Center”) located in the City of Redding, County of Shasta, State of California, with frontage of approximately 76 feet and depth of approximately 50 feet, which Tenant hereby acknowledges to contain approximately 3,787 square feet of leasable area. The Tenant’s pro-rata share shall be 4.46% of the Shopping Center, or 3,787 square feet/84,841 square feet. The above footages shall apply to this Lease regardless of minor deviations therefrom in the actual premises. Changes in the size of the Shopping Center may cause Tenant’s pro-rata share to be amended. Said Premises is cross-hatched in red on Exhibit A attached hereto (“Site Plan”).

First Right of Refusal:	Tenant shall have the first right of refusal for the adjacent space, 3455 Placer Street, (suite number to be determined) totaling approximately 1,463 square feet. In the case that said space becomes available, Landlord shall notify Tenant in writing and allow tenant thirty (30) calendar days to respond. The rent and terms shall be negotiated at that time at a fair market value.

Street Address for Premises:	3455 Placer Street, Redding, CA, 96001 (suite number to be determined, address subject to change)

Lease Term:	Ten (10) years

Options:	If Tenant (i) is not in default in any of the terms or provisions of this Lease beyond the applicable cure period at the time of exercise or at the commencement of the Option Term; (ii) Tenant is in occupancy and conducting business from the Premises; and (iii) Tenant has not assigned, subleased or otherwise transferred its interest in this Lease except as permitted by Section 12,Tenant shall have the right to extend the Term of this Lease for two (2) periods of five (5) years (“Option Term”), under the same terms and conditions contained in this Lease; except that the Minimum Rent to be paid by Tenant to Landlord for the Option Term(s) shall be as set forth in Section 4.2. Tenant shall have no further right to automatically extend the Lease Term at the expiration of the Option Term. To exercise the option to extend the Lease Term of this Lease, Tenant shall serve written notice to Landlord, no more than three hundred sixty (360) days and no less than one hundred eighty (180) days prior to the expiration of the Term, indicating its intention to exercise the option to extend. Once Tenant has served the written notice to extend, such notice may not be rescinded. For purposes of the Lease, the definition of “Term” shall be deemed to include the properly exercised Option Term.

Minimum Monthly Rent:	Tenant shall pay Base Net Rent plus CAM**, Taxes** and Insurance**

Term-mos.	Minimum Monthly Rent**	$/Sq. Ft.
01-12	$10,982.30	$2.90

** CAM, Taxes and Insurance are subject to adjustment and reconciliation and are not capped. Currently budgeted at $.40 p.s.f. for 2006.

Additional Rent:	Tenant shall pay all sums and charges other than Minimum Rent (collectively referred to as “Additional Rent”) as such sums and charges are required to be paid pursuant to the terms of this Lease, and any riders, addenda or modifications hereto. Designation of such sums and charges as Additional Rent is made for the sole purpose of calculation the amount due Landlord in the event of Tenant’s default and not for the purpose of measuring any tax or fee on rent. If such sums or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Minimum Rent. Nothing herein shall be deemed to suspend or delay the payment of any such sums or charges or to limit any other remedy of Landlord. All amount of Minimum Rent and Additional Rent payable in a given month shall comprise a single rental obligation of Tenant to Landlord. Minimum Rent and Additional Rent are sometimes collectively referred to as “Rent”.

Percentage Rent:	No percentage rent (0%).

Prepaid Rent and Additional Charges:	Twelve Thousand Four Hundred Ninety-Seven and 10/100 Dollars ($12,497.10) for the first month of the Lease term to be paid by Tenant to Landlord upon execution of this Lease by Tenant. (Minimum rent and additional charges.)

Security Deposit:	Equal to the Primary Term’s last month’s Minimum Rent plus Additional Charges. Fifteen Thousand Eight Hundred Sixty-Seven and 53/100 Dollars ($15,867.53) to be paid by Tenant to Landlord in advance with the first months prepaid rent.

Permitted Use:	Retail Banking services to include consumer and commercial.

Trade Name:	Placer Heights Plaza Shopping Center, LLC.

Late Charge:	Ten percent (10%) of any overdue amount.

Merchants’ Association Dues:	There is no association at the present time.

Brokers:	Tenant: Rick Turner, Allante Real Estate Landlord: Rick Turner, Allante Real Estate

Notices to Landlord:	Placer Heights Plaza Shopping Center, LLC 500 Crocker Drive Vacaville, CA 95688

Notices to Tenant:	The Premises

2. PREMISES

2.1	Description. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Lease Term, at the Rent and upon the covenants and conditions hereinafter set forth, the Premises. The Premises constitute a portion of the Shopping Center which Landlord has constructed. The Site Plan shows, among other things, the principal improvements that comprise the Shopping Center. Any Tenant improvements (“Tenant Improvements” ) on the Premises shall be constructed in accordance with the procedures outlined in Exhibit B (“Work Letter”).

3. LEASE TERM

3.1	Commencement. The Lease shall be effective as of the date of execution hereof by Landlord. The term of the Lease and payment of rent shall commence on the date upon which Tenant opens for business, or 90 days following the date Landlord completes its shell tenant improvements and deliveres the Premises to Tenant, which ever occurs first (such date is hereinafter referred to as “Commencement Date”). The execution date shall be deemed to be the date Landlord signs the lease (the “Execution Date”). The term of the Lease shall continue for the Lease Term as set forth on page 1, unless sooner terminated as provided in this Lease. Tenant’s obligation to pay Minimum Monthly Rent and Net Charges (see above) shall commence on the Commencement Date, unless a specific provision of this Lease specifically sets forth another date for the performance of an obligation to be performed by Tenant.

3.2	Lease Year. A Lease Year is defined as a period of twelve (12) full calendar months commencing as of the first day of the first full calendar month following the date that Landlord delivers possession of the Premises to Tenant, and each subsequent sequential twelve (12) full calendar month period measured from the anniversary date of the commencement of the first (1st) Lease Year.

3.3	Delivery of Possession. Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises defined as the date Landlord notifies Tenant that the Premises are substantially complete to the extent of “Landlord’s Work” as specified in the Work Letter to the point wherein Tenant’s contractor may commence the construction of “Tenant’s Work” as specified in the Work Letter. Tenant may enter into the Premises prior to its substantial completion to commence its work of improvement; provided, however, that Tenant shall have satisfied the insurance requirements required by this Lease, that such activity on the part of Tenant shall be done only in such manner as not to interfere with Landlord’s contractor or other tenants of the Shopping Center, and that Landlord shall not be liable to Tenant for damage to or loss of such fixtures, tenant improvements, equipment or furnishings, Tenant accepting the full risk for such damage or loss, if any. Tenant shall pay for all utilities consumed by Tenant or its contractors in preparing the Premises for opening of Tenant’s business. Tenant shall commence the construction of Tenant’s Work promptly upon substantial completion of the Premises and shall diligently prosecute such construction to completion.

3.4	Acknowledgment of Commencement. Within ten (10) days after receipt of a request therefor at any time following the Commencement Date, Tenant agrees to execute and deliver to Landlord a certificate substantially in the form of Exhibit D, indicating any exceptions thereto which may exist at that time. Failure of Tenant to execute and deliver such certificate within such time limit shall constitute an unqualified acceptance of the Premises and acknowledgment that the statements included in Exhibit D are true and correct without exception.

3.5	Failure to Open. In the event Tenant fails to open its business in the Premises within One Hundred-Twenty Days (120) days of the Commencement Date, then in order to compensate Landlord therefor, Tenant shall pay to Landlord in addition to the Minimum Monthly Rent, a sum equal to, subject to Force Majure, Twenty-Five Dollars and 00/100 ($25.00) for each day of delay in opening the Premises for business. This remedy is in addition to any and all other remedies available to Landlord in connection with this Lease. The parties agree that this represents a fair and reasonable estimate of the damage Landlord shall suffer by reason of this breach.

4. RENT AND TENANT EXPENSES

4.1	Minimum Monthly Rent. Tenant shall pay to Landlord Minimum Monthly Rent, in advance, on the first day of each calendar month, throughout the term of this Lease, without deduction, offset, prior notice, or demand, in lawful money of the United States, commencing One Hundred Twenty Days (120) days after the Substantial Completion of Landlord’s shell tenant improvements of the Premises in accordance with Exhibit B or when the Tenant opens for business in the Premises, whichever is earlier. In the event the Rent commences on a day other than the first (1st) day of the month, then the Rent for the first fractional month shall be computed on a daily basis for the period at an amount equal to one thirtieth (1/30th) of the Minimum Monthly Rent for each such day, and thereafter shall be computed and paid as aforesaid. Tenant hereby acknowledges that Landlord may not send monthly statements and invoices as a condition to Tenant paying any Rent due under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161, et seq., or of any successor statute thereto.

4.2	Adjustments to Rent. The minimum monthly rent set forth hereinabove shall be increased to the appropriate amount specified below:

Term	Minimum Monthly Rent	$/Sq. Ft.
13-24	$11,323.13	$2.99
25-36	$11,663.96	$3.08
37-48	$12,004.79	$3.17
49-60	$12,383.49	$3.27
61-72	$12,762.19	$3.37
73-84	$13,140.89	$3.47
85-96	$13,519.59	$3.57
97-108	$13,936.16	$3.68
109-120	$14,352.73	$3.79

Option 1
121-132	$14,769.30	$3.90
133-144	$15,223.74	$4.02
145-156	$15,678.18	$4.14
157-168	$16,132.62	$4.26
169-180	$16,624.93	$4.39

Option 2
181-192	$17,117.24	$4.52
193-204	$17,647.42	$4.66
205-216	$18,177.60	$4.80
217-228	$18,707.78	$4.94
229-240	$19,275.83	$5.09
4.3	Prepaid Rent. Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent for the months designated therein.

4.4	Tenant Expenses. Tenant shall pay monthly to Landlord sums based on Landlord’s reasonable estimate of Tenant’s share of the Real Property Taxes, Utilities, Insurance Expense and Common Area Expenses, which amounts shall be estimated by Landlord and set forth in Tenants welcome letter.

5. SECURITY DEPOSIT
Tenant has deposited with Landlord the Security Deposit. The Security Deposit shall be held by Landlord as a combined cleaning, damage and security deposit for the faithful performance by Tenant of all of the terms of this Lease. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any Rents or other sum due hereunder shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or should Tenant fail to perform any of the terms of this Lease, including and not limited to Tenant’s obligations to restore or clean the Premises following vacation thereof, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Rent or other sums due Landlord or for the loss or damage sustained by Landlord due to such breach on the part of Tenant; Tenant shall within ten (10) days after demand therefore restore said Security Deposit to the original sum deposited. Landlord may retain such portion of the Security Deposit without obligation for repayment as is customary to restore, repair or remove debris from the Premises following vacation by Tenant. This Security Deposit is not to be characterized as rent until and unless so applied in respect of a default. The Security Deposit shall not bear interest, nor shall Landlord be required to keep such sum separate from its general funds. Should Tenant comply with all of said terms and promptly pay all Rent and all other sums payable by Tenant when due to Landlord, said Security Deposit shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the term of the Lease and Tenant’s vacation of the Premises, subject to any expenses that Landlord may incur as a result of Tenant’s failure to comply with the provisions of this Lease. In the event Tenant fails to occupy the Premises in accordance with the terms of this Lease, Landlord’s remedies shall include, without limitation thereto, retention of all sums deposited herewith or otherwise paid pursuant to this Lease. In the event of bankruptcy or other debt or creditor proceedings against Tenant, Landlord may elect to apply such Security Deposit first to all attorneys’ fees and costs incurred by Landlord and then either to (i) the payment of Rent and other sums due Landlord for all periods prior to the filing of bankruptcy proceedings, or (ii) the payment of Rent and other sums due to Landlord for all periods after the filing of bankruptcy proceedings.
6. TAXES
6.1	Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation, as well as upon all trade fixtures, leasehold improvements (including leasehold improvements installed at Landlord’s cost in excess of those normally provided at Landlord’s cost as a part of the Landlord’s Work, merchandise and other personal property in, on, or upon the Premises, regardless of whether such trade fixtures, leasehold improvements, merchandise and other personal property is placed in, on, or upon the Premises at the commencement or during the term of this Lease. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. Landlord’s reasonable determination of Tenant’s share of taxes for such property which is not separately assessed shall be binding on both parties Tenant shall pay such sum to Landlord within ten (10) days of receipt of a bill therefore, such billing to be accompanied by reasonable supporting data showing the method of calculation of Tenant’s share thereof. Tenant shall comply with the provisions of any law, ordinance, or rule of the taxing authorities which require Tenant to file a report of Tenant’s property located in the Premises.

6.2	Real Property Taxes. In addition to all other sums due hereunder, Tenant shall pay to Landlord Tenant’s share of Real Property Taxes (as hereinafter defined and computed).
     (a) Definition of Real Property Taxes. As used herein, “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, commercial rental tax, business tax, improvement bond or bonds, parking surcharges, environmental surcharges, levy or tax (other than personal income, estate or franchise taxes of Landlord), imposed on the Premises, the Shopping Center or the leasehold improvement installed within the buildings of the Shopping Center by any authority having direct or indirect power to tax, including any city, state, or federal government, or any school, agricultural, sanitary, fire, street drainage, or other improvement district thereof, or against any legal or equitable interest of Landlord in the Premises or in the Shopping Center or in the real property of which the Premises and the Shopping Center are a part, including, without limitation, a so called value added tax. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment, or charge (i) in partial or total substitution for any tax, fee, levy, assessment, or charge (or any increase therein) hereinabove included within the definition of “Real Property Taxes,” or (ii) the nature of which was hereinbefore included within the definition of “Real Property Taxes,” or (iii) which is imposed for a service or right not charged prior to issuance of a Certificate of Occupancy for the Premises, or if previously charged, has been subsequently increased or (iv) which is imposed as a result of a transfer, either partial or total, of Landlord’s interest in the Premises or the Shopping Center or which is added to a tax or charge hereinbefore included within the definition of Real Property Taxes by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto or any transfer hereof, or (vi) which is imposed on rents, the square footage of the Premises or the Shopping Center, or the act of entering into the Lease for the occupancy of Tenant. With respect to any assessment which under the laws then in force may be evidenced by improvement or other bond, and may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and statutory interest thereon shall be included within the computation of the Real Property Taxes levied against the Shopping Center. A copy of the tax bill received by Landlord for Real Property Taxes hereunder shall be made available to Tenant upon receipt of a written request therefor. “Real Property Taxes” shall also include the cost to Landlord of contesting the amount or validity of the aforementioned taxes. Landlord may contest the amount or validity of any “Real Property Taxes,” and if Landlord receives a refund thereof following such contest, such refund shall be attributable to the year in which such tax was included in Real Property Taxes hereunder and Landlord shall promptly credit to Tenant the Tenant’s pro rata share of such refund after deducting any unpaid expenses including litigation expenses incurred in connection with obtaining the refund or shall pay such sum to Tenant if received by Landlord after the expiration or earlier termination of the Lease. In the event it shall not be lawful for Tenant to reimburse Landlord for any of the Real Property Taxes covered by this Section, the Minimum Monthly Rent payable to Lessor under the terms of this Lease shall be increased by the amount of the portion allocable to Tenant so as to net to Landlord the amount which would have been receivable by Landlord if such tax had not been imposed.
     (b) Tenant’s Share. Tenant’s proportionate share of Real Property Taxes shall be reasonably determined and calculated by Landlord, based on information (if any) available from the tax assessor as to the allocation of total assessed value to each component part of the Shopping Center. To the extent separate assessments or availability of information from the tax assessor permits such a calculation, it is agreed that (i) Tenant’s share of the Real Property Taxes for the improvements to the common area and for the land underlying the Shopping Center shall be based on the ratio which the leasable area of the Premises bears to all of the leasable area constructed in the Shopping Center which is owned by Landlord, whether or not open for business; and (ii) Tenant’s share of the Real Property Taxes for its Premises shall be based on the ratio which the leasable area of the Premises bears to the leasable area of the buildings constructed on the tax assessor’s parcel(s) on which the Premises are located. If separate assessments or sufficient information from the tax assessor are not available in Landlord’s reasonable opinion, it is agreed that Tenant’s share of Real Property Taxes shall be based on the ratio which the leasable area in the Premises bears to the total leasable area owned by Landlord in the Shopping Center, whether or not actually occupied or open for business. The term “leasable area” as used throughout this Lease shall be deemed to mean and include all areas available for the exclusive use and occupancy by a tenant of Landlord, measured in accordance with Landlord’s standard criteria consistently applied.
7. UTILITIES
7.1	Availability. Landlord agrees that it will cause to be made available to Tenant upon the Premises, to the extent set forth in the Work Letter, facilities for the delivery to and distribution within the Premises of water, gas, (if commercially available), electricity, telephones and for the removal of sewage (collectively, “Utilities”). Tenant agrees to use such utilities with respect to the Premises.
7.2	Payment. From the date of Substantial Completion of the Premises, and thereafter throughout the Lease Term, Tenant shall pay prior to delinquency for all water, gas, electricity, telephone, sewage, janitorial service, and all other materials and utilities supplied to the Premises. If any such services are not separately metered to the Premises, Tenant shall pay a portion of the usage of all utility charges which are jointly metered, the determination of Tenant’s portion to be made by Landlord.
7.3	Garbage Collection. Tenant shall store all trash and garbage within the areas (if any) established by Landlord for such purposes or within the Premises in good quality containers so located as not to be visible to Tenant’s customers and other invitees to the Shopping Center and so as not to create or permit any health or fire hazard, and arrange for the prompt and regular removal thereof. Tenant shall not allow refuse, garbage, or trash to accumulate outside the Premises, except on the date of scheduled pickup service, and then only in areas designated for such purpose by Landlord. Notwithstanding the foregoing, Landlord shall have the election to provide a garbage and refuse area in the Shopping Center (including the pickup service) in which Tenant, and all or part of the other tenants in the Shopping Center, shall deposit its garbage and trash. Tenant shall pay to Landlord its proportionate share (as reasonably determined by Landlord) of the costs incurred by Landlord in constructing and maintaining such area and in providing the pickup service. Landlord can elect at any time after providing such area and service to discontinue the use of such area and service.
7.4	Interruption in Service. Unless caused by the willful misconduct or negligence of the Landlord, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service furnished to the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease or to abate or withhold the payment of Rent or other charges hereunder.
8. COMMON AREA
8.1	Availability. The term “common areas” means the portions of the Shopping Center which have at the time in question been designated and improved for common use by or for the benefit of more than one tenant or concessionaire of the Shopping Center, including, without limitation, the land and facilities utilized for or as parking areas, access and perimeter roads; roofs; truck passageways (which may be in whole or in part subsurface); service corridors and stairways providing access from store premises; landscaped areas; park areas, fountains, exterior walks, arcades, stairways, and/or ramps; interior corridors, stairs, or arcades; directory equipment and signs; wash rooms, comfort rooms, drinking fountains, public telephones, mailboxes, toilets and other public facilities (if any); bus stations, taxi stands, and the like, but excluding any portion of the Shopping Center so included within the common areas when designated by Landlord for a non-common use; any portion thereof not theretofore included within common areas shall be included when so designated and improved for common use. Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease, authorized, empowered and privileged to use the common areas in common with other persons during the term of this Lease. Landlord agrees to maintain and operate, or cause to be maintained and operated (except as hereinafter provided with reference to cost of maintenance), said common areas at all times following completion thereof, for the benefit and use of the customers and patrons of Tenant, and of all other tenants, owners and occupants of the land constituting the Shopping Center of which the Premises are a part.
8.2	Landlord’s Management and Control. All common areas shall be subject to the exclusive control and management of Landlord or such other persons or nominees as Landlord may have delegated or assigned to exercise such management or control, in whole or in part, in Landlord’s place and stead. In no event shall Tenant have the right to sell or solicit in any manner in any of the common areas without the Landlord’s prior written consent.
(a)	Landlord shall at all times have the right and privilege of determining the nature and extent of the common areas, and of making such changes therein and thereto from time to time in compliance with all applicable governmental regulations and which in its opinion are deemed to be desirable and for the best interests of all person using said common areas, including the location and relocation of driveways, entrances, exits, automobile parking spaces, and direction and flow of traffic, installation of prohibited areas, landscaped areas, and all other facilities hereof.

(b)	Nothing contained herein shall be deemed to create any liability upon Landlord for any damage to motor vehicles of customers or employees or for loss of property from within such motor vehicles, unless caused by the gross negligence or willful misconduct of Landlord, its agents, servants or employees.

(c)	Landlord and Landlord’s nominees and assignees shall have the right to establish, and from time to time modify, amend, and enforce against Tenant and the other users of said common areas such reasonable and nondiscriminatory rules and regulations as may be deemed necessary or advisable for the safety and cleanliness of the common areas, and for the preservation of good order in the proper and efficient operation and maintenance of the common areas. The current rules and regulations are attached hereto as Exhibit C. The rules and regulations herein provided may include, without limitation, the hours during which the common areas shall be open for use. Landlord may, if in its opinion the same be advisable, establish a system of charges against non-validated parking checks of users. Tenant agrees to conform to and abide by all such rules and regulations and to cause its concessionaires, and its and their employees and agents, to abide and conform with such rules and regulations and to use its best efforts to cause its customers, invitees and licensees to abide and conform with such rules and regulations; provided, however, that all such rules and regulations and such types of operation or validation of parking checks and other matters affecting the customers and patrons of Tenant shall apply equally and without discrimination to all persons entitled to the use of said automobile parking facilities.

(d)	Landlord shall at all times during the term of this Lease have the sole and exclusive control of the common areas, and may at any time and from time to time during the term hereof exclude and restrain any person from use or occupancy thereof, excepting, however, bona fide customers, patrons and service suppliers of Tenant, and other tenants of Landlord who make use of said areas in accordance with the rules and regulations established by Landlord from time to time with respect thereto. The rights of Tenant hereunder in and to the areas in this Section referred to shall at all times be subject to the rights of Landlord, and other tenants of Landlord and the other owners of the Shopping Center to use the same in common with Tenant, and it shall be the duty of Tenant to keep all of said areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operation and to permit the use of any of said areas only for normal parking and ingress and egress by the said customers, patrons and service suppliers to and from the building of which the Premises occupied by Tenant and other tenants of Landlord are a part.

(e)	If in the opinion of Landlord persons are using any of said areas by reason of the presence of Tenant in the Premises or engaging in conduct prohibited under this Lease, Tenant, upon demand of Landlord, shall enforce such rights against all such persons by appropriate proceedings. Landlord shall have the right, but not the obligation, to remove or exclude from or to restrain (or take legal action to do so) any unauthorized person from, or from coming upon, the Shopping Center or any portion thereof, and to prohibit, abate, and recover damages arising from any unauthorized act, whether or not such act is in express violation of the rules and regulations set herein or in Exhibit C.

(f)	Neither Tenant nor its agents, employees, invitees nor anyone coming in or upon the Shopping Center as the result of Tenant’s presence therein, shall utilize the common area for any of the following: (a) Vend, peddle, or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet, or other matter whatsoever; (b) Exhibit any sign, placard, banner, notice, or other written material; (c) Solicit signatures on any petition or for any other purpose, disseminate any information in connection therewith, or distribute any circular, booklet, handbill, placard, or other material; (d) Solicit membership in any organization, group, or association, or contribution; (e) Parade, rally, patrol, picket, demonstrate, or engage in any conduct which might tend to interfere with or impede the use of any portion of the common area by any customer, business invitee, employee, or tenant of the Shopping Center, or which creates a disturbance, attracts attention, or tends to harass, annoy, disparage, or be detrimental to the interest of any of the retail establishments within the Shopping Center; (f) Use any portion of the common area for any purpose when all the retail establishments within the Shopping Center are closed; (g) Throw, discard, or deposit any paper, glass, or extraneous matter of any kind, except in designated receptacles or create litter or hazards of any kind; (h) Use any sound making device of any kind or create or produce in any manner noise or sound or vibration that is annoying, unpleasant, or distasteful, to any other tenant, occupant, or adjacent resident; (i) Deface, damage, or demolish any sign, light standard, or fixture, landscaping material or other improvement within the Shopping Center, or the property of customers, business invitees, or employees situated within the Shopping Center.
(g)	Any roadway, sidewalk, or walkway within or adjacent to the Shopping Center shall be used only as a means of egress from or ingress to all premises, common area or public streets. Such use shall be in an orderly manner, in accordance with the directional or other signs or guides. Roadways shall not be used at a speed in excess of twenty (20) miles per hour and shall not be used for parking or stopping, except for the immediate loading or unloading of passengers or packages. No sidewalk or walkway shall be used for other than pedestrian travel. Portions of the Shopping Center designated for automobile parking area shall be used only for the parking of passenger vehicles during the period of time such person or the occupants of such vehicles are customers or business invitees of the retail establishments within the Shopping Center and for no other purpose without Landlord’s prior written consent. The listing of specific prohibited items is not intended to be exclusive, but to indicate in general the manner in which the right to use the common area solely as a means of access and convenience in shopping at the retail establishments in the Shopping Center is limited and controlled by Landlord. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking spaces.

(h)	Tenant shall not obstruct, or cause to be obstructed, any sidewalk or any part of the common area of the Shopping Center adjacent to the Premises or any portion thereof, by placing any item thereon, including without limitation, newspaper racks, bicycle stands, amusement rides, and display racks or tables, without Landlord’s express written approval. The granting of Landlord’s approval shall be subject to any and all governmental regulations and requirements for which Tenant shall be solely responsible. Tenant agrees to indemnify and hold harmless Landlord and all other tenants in the Shopping Center from any losses that may occur as a result of Tenant’s obstruction hereunder. Tenant shall not place tables and chairs in any common area without first having obtained Landlords written permission.

(i)	Employee Parking. It is understood that the employees of Tenant and the other tenants of the Shopping Center and the employees of owners of the Shopping Center shall not be permitted to park their automobiles in the automobile parking areas of the common areas which may from time to time be designated for patrons of the Shopping Center. Landlord may at its election furnish and/or cause to be furnished either within the Shopping Center parking area, or reasonably close thereto, space for employee parking. Landlord at all times shall have the right to designate the particular parking area to be used by any or all of such employees and any such designation may be changed from time to time. Tenant warrants that each of its employees will be notified of the designated employee parking area and that it will insist upon employee compliance with the rules and regulations pertaining thereto. Tenant will also inform its employees that the improperly parked vehicles of Tenant or Tenant’s employees will be towed away from the Shopping Center at Landlord’s election and at Tenant’s expense if violations continue after the first written notice of any violation. Upon five (5) days notice, Landlord may impose upon Tenant a Twenty Dollar ($20.00) per day fine per vehicle for such improper parking of Tenant or Tenant’s employees if the violation continues after the second notice thereof to Tenant, in addition to pursuing any other legal remedy available.
8.3	Payment of Common Area Expenses. Landlord shall keep or cause to be kept said common areas in a safe, neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof in a timely manner. All expenses in connection with the common areas shall be charged and prorated in the manner hereinafter set forth.
(a)	It is understood and agreed that the phrase “Common Area Expenses” shall be construed to include all costs, expenses and fees expended in operating, administering, managing, maintaining and repairing the Shopping Center buildings and common areas. Landlord and Tenant hereby acknowledge and agree that such “Common Area Expenses” shall also include the cost of maintaining landscaped areas in the median strip dividers of adjoining streets, the cost of maintaining landscaped areas on adjacent public land as may be required by governmental agencies, the cost of maintaining any public street or sidewalk, the cost of operating any recycling center that may be required by governmental rules, regulations or statutes, and any assessments which may be imposed on Landlord under the Declaration or other recorded instruments affecting title to the Shopping Center. Such costs, expenses and fees shall include, without limitation, all general maintenance and repairs, resurfacing, or painting, restriping, cleaning, sweeping, janitorial services, pest control and garbage collection; purchase, replacement and maintenance of trash receptacles located within the common areas; maintenance and repair of sidewalks, curbs and gutters; repair, maintenance, insurance, maintenance costs and expenses related to Shopping Center signs; irrigation systems, planting and landscaping; electricity for lighting, water, sewer, gas and other utilities; directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, lighting systems, heating and air conditioning systems storm drainage systems and any other utility systems; personnel to implement such services, including, if Landlord deems necessary (but without any obligation to supply security guards), the cost of security guards; any governmental imposition or surcharge imposed upon Landlord or assessed against any portion of the common area; the cost to Landlord of any additional improvements made to the common areas after the commencement of the term; all costs with respect to repairs and maintenance of roofs, structural portions of the buildings of which the Premises constitute a part; repair and maintenance of utility facilities (including pipes and conduits) serving more than one store, unless caused by the gross negligence or intentional act of Landlord or the tenant within the premises wherein such repair is required; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); taxes on personal property, equipment and machinery utilized in the operation of the common area; adequate public liability and property damage insurance, “all risk” and other insurance (which shall include the amount of any deductible that must be paid by the insured) with such casualty endorsements as Landlord may deem appropriate; accounting, bookkeeping, legal and expense collection services for the maintenance and operation of the common areas, and amounts paid to a third person, firm or corporation for the management of the Shopping Center, such sums to be reasonably determined and negotiated by Landlord at rates comparable to those charged for similar services in comparable projects in the same geographical area; capital improvements if required by laws, ordinances, rules, regulations or orders of any governmental authority after the date space in the Shopping Center was first occupied; cost saving improvements if intended to reduce or stabilize Common Area Expenses. In addition to and separate from the costs for property management, such Common Area Expenses shall include an allowance to Landlord for Landlord’s supervision of maintenance and operation of the Shopping Center in an amount equal to ten percent (10%) of the Common Area Expenses. Such Common Area Expenses shall not include leasing commissions, tenant improvement costs, other costs billed and paid by a specific tenant, interest on encumbrances or depreciation, except as set forth herein. Landlord may cause any or all of said services to be provided by an independent contractor or contractors. Landlord and Tenant hereby acknowledge and agree that Landlord may, without any obligation to do so, establish reserve funds for carrying out major replacements and repairs, and/or Landlord may, without any obligation to do so, amortize the cost of major replacements and repairs over a reasonable number of years determined by Landlord. Landlord shall maintain complete books and records which reflect the Common Area Expenses for two (2) calendar years. At reasonable times and on reasonable notice, Tenant may inspect such books and records to verify actual expenses.
(b)	In addition to all other sums due hereunder, Tenant shall pay to Landlord as Additional Rent Tenant’s share of the Common Area Expenses as described herein. Tenant’s share of Common Area Expense shall be based on the ratio which the leasable area of the Premises bears to the leasable area constructed in the Shopping Center which is owned by Landlord, whether or not open for business; provided, however, that with respect to the charges imposed for sewer, water and refuse collection, Tenant’s share of such items of Common Area Expense shall be based on the ratio which the leasable area of the Premises bears to the leasable area of the Shopping Center which is opened for business and which is occupied by tenants who do not separately pay for such services.

(c)	In the event Tenant, upon occupancy, or thereafter, shall require water, garbage or other utility or service in excess of that usually furnished or supplied to the majority of the shopping center tenants, as adjusted for size of the premises, the excess shall be paid by Tenant each month as additional rent.
8.4	Tenant Expenses for Shopping Center. Tenant shall pay monthly to Landlord sums, based on Landlord’s reasonable estimate, of Tenant’s share of the Real Property Taxes, Utilities, Insurance Expenses, and Common Area Expenses. Prior to the time the first (1st) payment is due hereunder, Landlord shall advise Tenant in writing of the amounts thereof. Such sums shall be paid monthly commencing on the earlier of (i) the date the first installment of Minimum Monthly Rent is due or (ii) upon Tenant’s occupancy of the Premises, and thereafter shall be remitted monthly without further billing therefor. The monthly amounts of such sums may be adjusted periodically as needed on the basis of Landlord’s experience and reasonably anticipated costs. Annually or more often at Landlord’s election, Landlord shall furnish to Tenant statements showing (i) the total expenses incurred during the measuring period; (ii) Tenant’s share of such expenses; (iii) the amount remaining unpaid towards Tenant’s share of such expenses or the amount by which Tenant’s payments have exceeded Tenant’s share thereof. If Tenant’s share of such expenses exceeds Tenant’s payments for the measuring period, Tenant shall pay Landlord the deficiency within ten (10) days after receipt of a statement therefor. If said payments exceed Tenant’s share of such expenses, the excess shall be applied against future Tenant obligations in the manner set forth on such statement from Landlord, except Landlord shall refund any excess on the expiration or earlier termination of the Lease so long as Tenant has no further obligation to Landlord under the terms of the Lease. Tenant’s liability in connection with the payment of its share of all such expenses shall be prorated on the basis of a three hundred sixty-five (365) day year to account for any fractional portion of a year included in the term at its commencement and/or expiration.
9.	USE
9.1	Use of the Premises and Trade Name and Exclusivity Rights. Tenant shall use the Premises for the Permitted Use as a retail banking business providing services including consumer and commercial, and shall use the trade name Redding Bank of Commerce, Commerce Bank, or any other name directly associated with its specific banking use.
9.2	Tenant’s right to exclude co-tenancy. Tenant shall have the right to exclude from the Landlord’s consideration certain co-tenants solely within its own building (Pad B) as described herein. Landlord shall not lease the space known as 3455 Placer Street, Suite (To be determined) totaling approximately 1,463 square feet, to any restaurant or food-use that has onsite food preparation in the form of cooking, frying, baking, or any other use that may produce odors that could be disturbing to Tenant. If Landlord is considering a food tenant for co-tenancy, than the Tenant shall have the right to approve the possible co-tenancy of which an approval must be received within three (3) business days of the Landlord advising Tenant of the possible co-tenancy and shall not be unreasonably withheld.
9.3	Suitability. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the present or future condition of the Premises or with respect to the suitability of the Premises or the Shopping Center for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. Prior to accepting possession of the Premises, Tenant hereby acknowledges that Tenant has independently inspected the Premises and has taken all steps necessary to discover any and all defects and to confirm that the Premises are in good order, condition, and repair and that the Premises are suitable for Tenant’s intended use subject to latent defects which shall remain the responsibility of the Landlord.
9.3	Uses Prohibited.
(a)	Tenant further covenants and agrees that it will not use or suffer or permit any person or persons to use the Premises or any part thereof for conducting therein a secondhand store, auction, distress or fire sale, or bankruptcy or going out of business sale. During said term, Tenant shall keep the Premises and every part thereof in a clean and wholesome condition, free of any objectionable noises, odors or nuisances; all health and police regulations shall in all respects and at all times be fully complied with by Tenant.

(b)	Use of the roof of the Premises is reserved to Landlord. Tenant shall not do anything on the Premises that will cause damage to the building in which the Premises are located; the Premises shall not be overloaded; and no machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake the Premises or the premises of an adjacent tenant. Tenant shall not install, maintain, use, or allow in or upon the Premises any pinball machine, coin-operated music machine or other coin-operated amusement device of any kind or character. Tenant, upon request of Landlord, shall immediately remove any pinball machine, coin-operated music machine or other coin-operated amusement device of any kind or character which Tenant has installed, maintained, used or allowed in or upon the Premises; if Tenant shall fail to do so, Landlord may reenter the Premises and remove the same at the expense of Tenant.

(c)	Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the building of which the Premises may be a part or any other building in the Shopping Center, or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

(d)	Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way violate any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense determine whether it is in compliance with the foregoing, shall obtain all necessary governmental approvals and permits and shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use or occupancy of the Premises or not related to or afforded by Tenant’s improvements or acts. The judgment of any Court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation or requirement, shall be conclusive of the fact that between Landlord and Tenant.
9.4	Covenants to Open and Operate.
(a)	Tenant covenants and agrees that, not later than one hundred-twenty (120) days after the Commencement Date, it will open for business within the Premises, and, continuously and uninterruptedly from and after its initial opening for business, it will operate and conduct within the Premises the business which it is permitted to operate and conduct under the provisions hereof, except while the Premises are untenantable by reason of fire or other casualty, and that it will at all times keep and maintain within and upon the Premises an adequate stock of merchandise and trade fixtures to service and supply the usual and ordinary demands and requirements of its customers and that it will keep its Premises in a neat, clean and orderly condition. Tenant shall not lower the quality of its merchandise or change the quality of its operations. Tenant shall employ its best efforts to operate its business on the Premises so as to produce maximum Gross Sales.

(b)	Commencing with the opening for business by Tenant in the Premises and for the remainder of the term of this Lease, Tenant shall be open for business and shall continuously so remain open for business at least those days and hours as is customary for businesses of like character in the city in which the Premises are situated, but in no event less than the minimum number of days and hours designated by Landlord. Initially and except as otherwise approved by Landlord in writing, the minimum hours of business during which Tenant shall be open for business are set forth in Exhibit C hereto.
9.5	Radius Clause. Tenant agrees that it will not directly or indirectly, operate or own any similar type of business (not so operated or owned on the date of this Lease) within a radius of one (1) mile from the location of the Premises, measured on a straight line basis on a map, not following contours of the land and streets. Without limiting Landlord’s remedies, in the event Tenant should violate this covenant, Landlord may, at its option for so long as Tenant is operating said other business, include “Gross Sales” of such other business in the “Gross Sales” transacted from the Premises for the purpose of computing the Percentage Rent due hereunder.
9.6	Hazardous Wastes and Substances. Tenant shall not cause any hazardous wastes (as hereinafter defined) to be used, generated, stored or disposed of, on, under or about, or transported to or from, the Property without first receiving Landlord’s written consent, which may be withheld for any reason whatsoever and which may be revoked at any time, and then only in compliance (which shall be at Tenant’s sole cost and expense) with all applicable regulations and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any hazardous materials activities by Tenant, Tenant’s employees, agents, contractors, licensees or invitees, regardless of whether or not Landlord has approved Tenant’s hazardous materials activities. Tenant agrees, at Landlord’s option, to defend Landlord, its agents, servants and employees and the property which the Premises is a portion thereof against any, all and every demand, claim, assertion of liability, or action arising or alleged to have arisen out of the contamination of the surface or subsurface soil and/or water of the Shopping Center and surrounding areas by “hazardous wastes or substances” (as hereinafter defined) as a result of Tenant’s possession of the Premises or the operation of its business therein, whether such demand, claim, assertion of liability or action be for damages, injury to person or property, including the property of Landlord, or death of any person, made by any person, group organization, whether employed by Landlord or otherwise. Tenant further agrees to assume legal liability for, indemnify and hold free and harmless Landlord, its agents, servants and employees and the property which the Premises is a portion thereof from any and all loss, damages, liability, costs or expenses (including, but not limited to, attorneys’ fees, reasonable investigative and discovery costs and court costs) and all other sums which Landlord, its agents, servants and employees may reasonably pay or become obligated to pay on account of any, all and every demand, claim, assertion or liability or action arising or alleged to have arisen out of the contamination of the surface or subsurface soil and/or water of the Shopping Center and surrounding areas by “hazardous wastes or substances” (as hereinafter defined) as a result of Tenant’s possession of the Premises. The parties intend that the term “hazardous wastes or substances” shall be defined as set forth in the applicable statutes, ordinances, rules, regulations and orders of the federal, state and local governments, including all agencies thereof, and shall include, but not be limited to, the statutes noted below and also include any successor statutes thereto: the Comprehensive Environmental response, Compensation and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.); the Superfund Amendment of the Reauthorization Act of 1986 (42 U.S.C. §§ 9601 et seq.); the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.; the Clean Water Act (33 U.S.C. §§ 1251 et seq.); the Carpenter-Presley-Tanner Hazardous Substance Account Act (Health and Safety Code §§ 1251 et seq.); the Hazardous Waste Control Law (Health and Safety Code §§ 25100 et seq.); the Porter-Cologne Water Quality Control Act (Water Code §§ 13000 et seq.); and Chapter 6.7 of the Health and Safety Code (Health and Safety Code §§ 25280 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. § 1802.). Landlord and Tenant hereby acknowledge and agree that the obligations of Tenant set forth in this Section shall survive the expiration or early termination of this Lease and shall be enforceable by Landlord at any time thereafter. Tenant shall comply with the requirements of the California Health and Safety Code Chapter 6.95.
10.	REPAIRS AND MAINTENANCE
10.1	Duties. Tenant agrees at all times, from and after its occupancy of the Premises, and at its own cost and expense, to repair, replace and maintain in good and tenantable condition the Premises and every part thereof (except as specifically provided to the contrary in this Lease), and including, without limitation thereto, interior of the premises including all pipes and conduits, all nonstructural portions of the Premises, all fixtures, plumbing, electrical equipment, and other equipment therein, the store front(s), all Tenant’s signs, locks and closing devices, and all window sashes, casements or frames, doors and door frames, floor coverings, and all such items of repair, maintenance, alteration and improvement or reconstruction as may be at any time or from time to time required by a governmental agency having jurisdiction thereof. All glass, both exterior and interior, is at the sole risk of Tenant, and any glass broken shall be promptly replaced by Tenant with glass of the same kind, size and quality. At least every five (5) years during the term of this Lease, Tenant shall renew and refurbish the Premises, which work shall include, but not be limited to, the repainting of the Premises, the repair and restoration of any floor coverings to their original condition, the repair or replacement of broken light fixtures and plumbing fixtures and the replacement of any broken or stained ceiling tiles. Except as provided in this Lease to the contrary, and subject to reasonable wear and tear, Landlord shall maintain and repair the roof and structural portions of the Premises, except for damages caused by any act or omission of Tenant, its agents, contractors, servants, employees or invitees. If damages to the roof or structural portions of the Premises are caused by any act or omission of Tenant, its agents, contractors, servants, employees or invitees, then Tenant shall reimburse Landlord for the reasonable cost of repairing the same. Landlord shall have no obligation to repair until a reasonable time after receipt by Landlord of written notice of the need therefor. It is understood and agreed that Landlord shall be under no obligation to make any repairs, alterations, renewals, replacements or improvements to and upon the Premises or the mechanical equipment exclusively serving the Premises at any time except as expressly provided in this Lease. Tenant waives all statutory rights to make repairs by or at the expense of Landlord.

10.2	Tenant’s Failure to Maintain. In the event Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant notice to do such acts as are reasonably required to maintain the Premises in such manner. In the event Tenant fails promptly to commence such work and diligently prosecute it to completion, then Landlord shall have the right, but not the obligation, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the rate provided in this Lease. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.
10.3	Condition Upon Expiration of Term. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear excepted, and shall promptly remove or cause to be removed at Tenant’s expense from the Premises and the Shopping Center any signs, notices and displays placed by Tenant. Tenant agrees to repair any damage to the Premises or the Shopping Center caused by or in connection with the removal of any articles of personal property, business or trade fixtures, machinery, equipment, cabinetwork, signs, furniture, movable partitions or permanent improvements or additions which Landlord allows or requires Tenant to remove, including, without limitation thereto, repairing the floor and patching and/or painting the walls. Where required by Landlord to Landlord’s reasonable satisfaction, all at Tenant’s sole cost and expense. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises. including without limitation any claims made by any succeeding tenant founded on such delay.
11.	ALTERATIONS AND ADDITIONS; PERSONAL PROPERTY
11.1	Alterations and Additions. No alterations, additions or changes exceeding $5,000.00 shall be made to the interior portions of the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld. In addition, no alterations, additions or changes shall be made to any store front, the exterior walls or roof of the Premises, nor shall Tenant erect any mezzanine or increase the size of the same, if one be initially constructed, unless and until the written consent and approval of Landlord shall have first been obtained. Finally, Tenant shall not install any exterior lighting or plumbing fixtures, shades, or awning, or make any exterior decoration or painting, or build any fences, or install any radio or television antennae, loud speakers, sound amplifiers or similar devices on the roof or exterior walls of the Premises, without Landlord’s prior written consent. As a condition to giving any such consent, Landlord may require, among other conditions, that (a) Tenant agree to remove any such alterations, additions, or changes at the expiration of the term and to restore the Premises to their prior condition, and/or (b) Tenant provide Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one half times the estimated cost of such improvements, to insure Landlord against any liability for mechanics’ and material-men’s liens and to insure completion of the work. Tenant’s contractor shall maintain all insurance reasonably required by Landlord. In no event shall Tenant make or cause to be made any penetration through the roof of the Premises without the prior written approval of Landlord. Tenant shall be directly responsible for any and all damages resulting from any violation of the provisions of this Section. All alterations, additions, or changes to be made to the Premises which require the approval of Landlord shall be under the supervision of a competent architect or competent licensed structural engineer and made in accordance with plans and specifications with respect thereto, approved in writing by Landlord before the commencement of work, where such approval is required pursuant to the provisions of this Section. Tenant shall obtain, at Tenant’s sole cost and expense, any and all governmental permits and approvals required in conjunction with any alterations, additions or changes. Landlord and Tenant hereby acknowledge and agree that Landlord may charge a reasonable fee for reviewing, or for employing someone to review any plans and specifications. All work with respect to any alterations, additions, and changes must be done in a good and workmanlike manner by a licensed contractor approved by Landlord, and such work shall diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Upon completion of such work, Tenant shall file a Notice of Completion as permitted by law in the office of the County Recorder where the Shopping Center is located. Any such changes, alterations and improvements shall be performed and done strictly in accordance with the laws and ordinances relating thereto. In performing the work of any such alterations, additions or changes, Tenant shall have the work performed in such a manner as not to obstruct the access to the premises of any other tenant in the Shopping Center. Upon termination of Tenant’s leasehold estate, such alterations, additions or changes shall be considered as improvements and shall not be removed by Tenant but shall become a part of the Premises, unless required by Landlord to be removed pursuant hereto.
11.2	Personal Property. All items of Tenant’s personal property located in the Premises shall be of first class quality and nature and compatible in style and design with the nature and quality of the Premises and the Shopping Center.
12.	ASSIGNMENT AND SUBLETTING
12.1	Landlord’s Consent Required. Tenant shall not voluntarily or involuntarily or by operation of law assign this Lease or enter into license or concession agreements, sublet all or any part of the Premises, or otherwise transfer, mortgage, pledge, hypothecate, transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises or any part thereof, without Landlord’s prior written consent. Any purported assignment, subletting, hypothecation, sale or other transfer, either voluntarily or involuntarily or by operation of law or otherwise, not made in compliance with the terms and conditions of this Section shall be void and shall, at Landlord’s option, terminate this Lease. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant’s notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant’s notice, or, in the case of an assignment, terminate this Lease. If the Premises are, at any time, used or occupied by any person other than Tenant, Landlord may collect rent and charges from such occupant without waiving the provisions of this Section or releasing Tenant from the terms and conditions of this Lease. The voluntary or other surrender of this Lease by Tenant, or the mutual cancellation or termination hereof by Tenant and Landlord, shall not work a merger but shall, at the option of Landlord, either terminate any and all existing franchises, concessions, licenses, subleases and other operating arrangements or operate as an assignment to Landlord thereof, whether or not the same were made in violation of the provisions of this Lease.

The consent of the Landlord to any proposed assignment of sublease may not be unreasonably withheld; provided, however, that should Landlord withhold its consent for any of the following reasons, which list is not exclusive, such withholding shall be deemed to be reasonable: (a) the use is different than that provided in this Lease; (b) the use of the proposed assignee/sublessee violates or creates a conflict with an Exclusive use previously granted by Landlord to other tenants within the Shopping Center, or violates use restrictions established in the Declaration, or any Amendments thereto; (c) the proposed assignee/sublessee is incompatible with other tenants within the Shopping Center of which the Premises form a part; (d) the financial capacity of the proposed assignee or sublessee is less than the standard minimums set by the Landlord for tenants herein; (e) the proposed assignee/sublessee would cause a diminution in the reputation of the Shopping Center or the other businesses located therein; (f) the proposed new assignee or sublessee would have an impact on the common facilities or the other tenants in the Shopping Center which would be disadvantageous; (g) the business experience or merchandising ability of the proposed assignee or sublessee is unsatisfactory to Landlord; (h) the proposed new assignee or sublessee will require substantial alterations to the Premises; and (i) the Percentage Rent clause is not suitable for the proposed new assignee or sublessee in that such assignee or Sublessee’s volume could reasonably be expected to be less than that of the Tenant hereunder.

Landlord acknowledges that it is the intent of Tenant to assign this Lease during the term hereof to Tenant’s adult child or children and that all of the terms and conditons in this Section 12 shall remain of full force and effect.

12.2	Excess Rent and Excess Payment.
(a)	In the event Tenant sublets the entire Premises or any part thereof, Tenant shall deliver to Landlord fifty percent (50%) of any “excess rent” (as such term is hereinafter defined) within thirty (30) days after Tenant’s receipt thereof pursuant to such subletting. As used herein, “excess rent” shall mean any sums or economic consideration per square foot of the Premises received by Tenant pursuant to such subletting in excess of the amount of the Rent per square foot of the Premises payable by Tenant hereunder applicable to the part or parts of the Premises so sublet; provided, however, that no such “excess rent” shall be payable until Tenant shall have recovered therefrom the costs incurred by Tenant for brokerage commissions in conjunction with such subletting.

(b)	In the event Tenant assigns this Lease, Tenant shall deliver to Landlord fifty percent (50%) of any “excess payment” (as such term is hereinafter defined) within thirty (30) days after Tenant’s receipt thereof pursuant to such assignment. As used herein, “excess payment” shall mean the amount of payment received for such assignment of this Lease; provided, however, that no “excess payment” shall be payable until Tenant shall have recovered therefrom the costs incurred by Tenant for brokerage commissions in conjunction with such assignment.
12.3	Permitted Transfers. Tenant shall give written notice to Landlord at least sixty (60) days prior to the effective date of any proposed assignment or sublease and shall provide Landlord in writing with full particulars concerning the proposed assignment or sublease, including the following: (i) the name and address of the proposed transferee and the names of all persons and entities directly or indirectly controlling or under common control with the proposed transferee; (ii) true copies of the proposed form of assignment or sublease or other transfer documents and a full and complete description of any related transaction or agreement, including any sale of a business which includes or consists of that conducted from the Premises or a sale of some or all of the stock, assets or goodwill thereof, together with copies of existing, proposed or draft agreements and related documents; (iii) financial statements of the proposed transferee certified by an independent public accountant and prepared in accordance with generally accepted accounting principles applied on a consistent basis, together with such financial information as Landlord may reasonably request; (iv) a description of all monetary or other consideration to be received by Tenant in connection either with the assignment or sublease or with any other related transaction or agreement, including consideration relating to a sale of a business or its stock, assets or goodwill; (v) a resume of the business background and experience of the proposed transferee together with pertinent information concerning the licensing and credentials of the transferee and its contractors and employees; (vi) banking references and at least three business references for the proposed transferee; and (vii) such further information as Tenant deems pertinent or Landlord may reasonably request. Tenant shall pay to Landlord an administrative fee of Five Hundred Dollars ($500) plus the amount of all attorneys’ fees and other costs and expenses incurred by Landlord in connection with investigation or implementation of the proposal to assign or sublet. Landlord’s consent to any proposed assignment or subletting shall not be construed as a consent to any further assignment or subletting, or as a modification or waiver of any term, provision or prohibition set forth in this Lease.
12.4	Conditions Precedent to Transfer. In the event that Landlord shall consent to a transfer, assignment, subletting, licensing or concession agreement, change in ownership, mortgage, or hypothecation of this Lease or Tenant’s interest in and to the Premises, Tenant shall not permit the transferee to take possession of or use the Premises or have any interest in the business operated therefrom until (i) Tenant, the transferee and any guarantor or prior assignor shall have executed and delivered to Landlord all such assignment and assumption agreements, subleases, other documents affecting such transfer, consents or affirmances as Landlord may deem necessary, all in form and content satisfactory to Landlord, and (ii) Landlord shall have given its written consent to the assignment, sublease or other documents effecting such transfer. Any assignment and assumption agreement shall provide that the assigning Tenant will remain jointly and severally liable for the performance of the terms, covenants and conditions to be kept and performed by Tenant under this Lease and shall provide that the assignee expressly assumes such terms, covenants and conditions and will pay the full amount of adjustments to rents or charges which have been billed on an estimated basis, whether the adjustments relate to a period before or after the effective date of the assignment. Failure to first obtain in writing Landlord’s consent or failure to comply with the provisions of this Section shall operate to prevent any such transfer, assignment, subletting, license, concession agreement or hypothecation from becoming effective.
12.5	No Release of Tenant. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment of the Lease or subletting of the Premises. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s express written consent to any other such assignment of the Lease or subletting of the Premises. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer. Tenant’s obligations shall continue notwithstanding any extension, modification or alteration of this Lease made by Landlord and the assignee or their respective successors or assigns, whether made with or without notice to or consent by Tenant, and notwithstanding further assignment, notwithstanding the bankruptcy, reorganization or insolvency of the assignee or its successors or assigns or any disaffirmance or abandonment of this Lease by any trustee or debtor in possession, and notwithstanding any waiver or indulgence which Landlord may grant any such assignee or any failure of Landlord to act with diligence in enforcing the obligations of Tenant hereunder or any discharge or release of any party obligated hereunder. Tenant hereby irrevocably assigns to Landlord all rent and other sums from any subletting of the Premises, and agrees that Landlord, as assignee and as Tenant’s attorney-in-fact hereby created and authorized, or a receiver for Tenant appointed upon Landlord’s application, may collect such rent and other sums and apply the same as provided in this Lease upon Tenant’s default; provided, however, that until the occurrence of any act of default by Tenant or subtenant, Tenant shall have the right to collect such sums. Landlord may at its election require as a condition to approval of a proposed sublease that the rent due pursuant to the sublease be paid directly to Landlord and that Landlord shall thereafter remit to Tenant any amount owed by Tenant hereunder.

12.6	Transfer of Ownership. If Tenant hereunder is a corporation which under the then current laws of the state in which the Shopping Center is located is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, or partnership in the aggregate in excess of forty percent (40%) shall be deemed an assignment within the meaning and provisions of this Section. Further, the dissolution, merger, consolidation or other reorganization of the corporation or the sale or other transfer of forty percent (40%) or more of the assets of the corporation shall be deemed an assignment within the meaning and provisions of this Section.
13. ENTRY BY LANDLORD
Landlord and the authorized representatives of Landlord may enter the Premises at all reasonable times for the purpose of exhibiting the same to prospective purchasers or lenders. During the final one hundred eighty (180) days of the term of this Lease (or at any time after vacation of the Premises by Tenant), Landlord may exhibit the Premises for lease and display thereon, in such manner as not to interfere unreasonably with Tenant’s business, the usual “For Lease” signs, and such signs shall remain unmolested upon the Premises. Tenant hereby grants to Landlord such licenses or easements in and over the Premises or any portion thereof as shall be reasonably required for the installation or maintenance of mains, conduits, pipes or other facilities to serve the Shopping Center or any part thereof, including, but not limited to, the premises of any occupant; provided, however, that Landlord shall pay for any alteration required on the Premises as a result of any such exercise, occupancy under or enjoyment of any such license or easement. Landlord and its agents shall have free access to the Premises during all reasonable hours to inspect the Premises and to examine the same to ascertain if they are in good repair, and to make reasonable repairs which Landlord may elect to make hereunder. Tenant further covenants and agrees that Landlord may go upon the Premises and make any necessary repairs to the Premises and perform any work thereon (a) which may be necessary to comply with any laws, ordinances, rules or regulations of any public authority or of the Insurance Services Office or of any similar body, or (b) which Landlord may deem necessary to prevent waste or deterioration in connection with the Premises if Tenant does not make or cause such repairs to be made or performed or cause such work to be performed promptly after receipt of written demand from Landlord, or (c) which Landlord may deem necessary to perform construction work incidental to any portion of the Shopping Center adjacent to, above, or below the Premises. Nothing herein contained shall imply any duty on the part of Landlord to do any such work which under any provision of this Lease Tenant may be required to do, nor shall it constitute a waiver of Tenant’s default in failing to do the same. No exercise by Landlord of any rights herein reserved shall entitle Tenant to any damage for any injury or inconvenience occasioned thereby nor to any abatement of rent.
14. LIENS
Tenant shall keep the Shopping Center, the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys’ fees and costs, shall be payable to Landlord by Tenant on demand with interest at the rate provided in this Lease, Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics’ and material-men’s liens. Tenant shall give to Landlord at least fifteen (15) business days’ prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises, which work shall be subject to the terms and conditions of this Lease.
15. INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY
15.1	Indemnity. Tenant shall indemnify and hold Landlord harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Tenant’s use of the Premises, or from the conduct of Tenant’s business, or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or elsewhere in the Shopping Center. Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease, or arising from any active or passive negligence or intentional acts of Tenant or Tenant’s agents, contractors, employees, concessionaires, subtenants, licensees, customers or business invitees and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In no event shall Tenant be liable for damage or injury occasioned by the negligence of Landlord and its designated agents, servants, or employees, unless covered by insurance Tenant is required to provide. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. This obligation to indemnify shall include reasonable attorneys’ fees 0 made or may be made. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord or its authorized agents.
15.2	Landlord shall indemnify and hold Tenant harmless from and against any claims, damages and liabilities to the extentsame (a) are caused by the willful or negligent acts or omissions of Landlord or its authorized representatives in or about the Premises, (b) subject to Section 15.3, arise from any construction repairs or other work undertaken by Landlord in the Shopping Center during the term of this Lease, (c) arise from any breach or default under this Lease by Landlord (including Landlord’s failure to perform its maintenance obligations pursuant to Section 8 and 10 hereof), or (d) arise from any accident, injury or damage, howsoever and by whomsoever caused, to any person or property occurring in or about the common areas of the Building (excepting, however, to the extent any such claims, damages and liabilities are caused by the willful or negligent acts or omissions of Tenant or its agents, employees, contractors, subtenants, assignees, licensees, transferees, or representatives); provided, however, that Landlord’s indemnification obligations shall be limited to the extent of the coverage provided under Landlord’s insurance for such indemnity.

15.3	Exemption of Landlord from Liability. Landlord shall not be liable for injury to Tenant’s business or loss of income therefrom or for damage which may be sustained by the persons, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents or contractors or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord or its authorized agents. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the Shopping Center.

16. INSURANCE

16.1	Tenant’s Policies of Insurance. Tenant covenants and agrees that from and after its first entry into the Premises (which shall include any time during which Tenant installs fixtures and equipment prior to the delivery of possession of the Premises), Tenant will carry and maintain throughout the term of this Lease at its sole cost and expense, the types of insurance in the amounts and forms hereinafter specified.
(a)	Public Liability and Property Damage. Tenant shall obtain and maintain bodily injury and property damage insurance with coverage limits of not less than One Million Dollars ($1,000,000.00) combined each occurrence and in the aggregate insuring against any and all liability of the insured with respect to the Premises or arising out of the maintenance, use or occupancy thereof. All such insurance shall specifically insure performance by Tenant of the indemnity agreement set forth in this Lease as to the liability for injury to or death of persons and damage to property. Such policy shall name Landlord, Landlord’s lender and Landlord’s property manager as additional insureds thereunder.

(b)	Tenant Improvements. Tenant shall obtain and maintain insurance covering all of the items described as the Tenant’s work in Exhibit B, heating, ventilation and air conditioning equipment and damage resulting therefrom and thereto, Tenant’s leasehold improvements, alterations, additions or improvements permitted under this Lease, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, in an amount not less than the full replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification “all risk coverage.” Tenant agrees to carry such insurance, it being expressly understood and agreed that none of the items to be insured by Tenant hereunder shall be insured by Landlord, nor shall Landlord be required to reinstall, reconstruct or repair any of such items. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed.

(c)	Business Interruption. Tenant shall obtain and maintain business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or any building wherein the Premises may be located.

(d)	Plate Glass. Tenant shall obtain and maintain full coverage plate glass insurance on the Premises.

(e)	Dram Shopping. If Tenant sells or serves any alcoholic beverages whatsoever within the Premises, Tenant’s public liability insurance policy shall include coverage for dram shop liability.

(f)	Other. Tenant shall obtain and maintain workmen’s compensation insurance as required by law. and products liability insurance where the use of the Premises by Tenant is determined reasonably by Landlord to require such coverage.
16.2	Landlord’s Policies of Insurance. Landlord shall at all times during the term hereof maintain in effect coverage under a policy or policies of insurance covering the Premises and all completed buildings in the Shopping Center (or the portion of the Shopping Center owned by Landlord), in an amount not less than eighty percent (80%) of the full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the term of this Lease or the amount of such insurance which Landlord’s mortgage lender requires Landlord to maintain, whichever is greater, providing protection against any peril generally included within the classification “all risk” together with such casualty endorsements as Landlord may deem appropriate. Additionally, Landlord may (but shall not be required to) carry: (i) public liability and property damage liability insurance and/or excess coverage liability insurance on the buildings constituting the Shopping Center; and, (ii) earthquake and/or flood damage insurance; and, (iii) rental income insurance at its election or if required by its lender from time to time during the term hereof, in such amounts and with such limits as Landlord or its lender may deem appropriate. In addition to all other sums due hereunder, Tenant shall pay to Landlord as Additional Rent Tenant’s share of the cost of Landlord’s insurance as described herein (collectively, “Insurance Expense”). Tenant’s share of Landlord’s Insurance Expense shall be based on the ratio which the leasable area of the Premises bears to the leasable area of the Shopping Center owned by Landlord (whether or not open for business) covered by such insurance.

16.3	Policy Form. All policies of insurance provided for herein shall be issued by insurance companies qualified to do business in the State of California and reasonably acceptable to Landlord. Each such insurance company shall have a rating of at least A, Class IX in Best’s Key Rating Guide. Executed copies of such policies of insurance as Tenant is required to carry hereunder, or certificates thereof, shall be delivered to Landlord at least ten (10) days prior to Tenant’s first entry into the Premises, even if such entry is only for the purpose of installing Tenant’s fixtures and equipment and does not constitute acceptance of delivery of possession of the Premises. All public liability and property damage insurance policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of the Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to Landlord thirty (30) days’ notice in writing in advance of any modification, cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability, property damage, and other casualty policies shall be written as primary policies, and shall be neither excess coverage policies nor contributing with coverage carried by landlord. The limits of such insurance shall not limit the liability of Tenant. Notwithstanding anything to the contrary contained within this Section, either party’s obligation to carry the insurance provided for herein may be brought within the coverage of a so called blanket policy or policies of insurance carried and maintained by them; provided, however, that Landlord and Landlord’s lender shall be named as additional insureds thereunder as their interests may appear and that the coverage afforded Landlord and Landlord’s lender will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering risks upon the Premises for which policies or copies thereof are not required to be delivered to Landlord. Not more frequently than every two (2) years, if, in the opinion of Landlord’s lender or of the insurance analyst retained by Landlord, the amount of bodily injury and property damage liability insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord’s lender or Landlord’s insurance analyst.

16.4	Waiver of Subrogation. Landlord and Tenant hereby waive any rights each may have against the other in connection with any of the damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises, or its contents or to other portions of the Shopping Center, arising from any risk generally covered by “all risk” coverage insurance; the parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against Landlord or Tenant, as the case may be.

16.5	Compliance with Law. Tenant agrees that it will not at any time during the term of this Lease carry any stock of goods or do anything in or about the Premises which will in any way tend to increase the insurance rates upon the building of which the Premises are a part. Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire or any other peril that may be charged during the term of this Lease on the amount of insurance to be carried by Landlord on the building of which the Premises are a part resulting from the foregoing or from Tenant doing any act in or about said Premises which does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. Tenant shall, at its own expense, comply with all requirements of the insurance underwriters or any governmental authority having jurisdiction thereover, necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises including, without limitation thereto, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

17. DEFAULT AND DEFAULT REMEDIES

17.1	Defaults by Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: (a) Any failure by Tenant to pay Rent, or additional Rent, or any other monetary sums required to be paid hereunder at the time and in the manner provided in this Lease; (b) the abandonment or vacation of the Premises by Tenant (abandonment or vacation shall be deemed to include, but not be limited to, Tenant’s failure to occupy and operate a business within the Premises for ten (10) consecutive days); (c) a general assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency or bankruptcy act, or the appointment of a receiver (except a receiver appointed at the request of Landlord) to take possession of all or substantially all of the assets of Tenant; (d) a failure by Tenant to observe and perform any other provision of this Lease to be observed and performed by Tenant, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said ten (10) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; provided further, however, Landlord in its sole discretion may require Tenant to deliver a bond, deposit funds or such other form of security device which may be necessary to protect the Premises, Landlord, and the Shopping Center in the event such default cannot be cured within said ten (10) day period. Any such notice of default shall be in lieu of, and not in addition to, any notice required by law.
               (a) Remedies. Landlord and Tenant agree as follows upon Landlord’s remedies for any default by Tenant:
                    (i) In the event of any default by Tenant beyond applicable cure periods, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to terminate this Lease, then Landlord may recover from Tenant:
                    (1) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus
                    (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
                    (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
                    (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and
                    (5) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the law applicable in the state in which the Shopping Center is located.
                    (ii) The term “Rent,” as used herein, shall be deemed to be and to mean Minimum Monthly Rent, Percentage Rent (if any), and all other sums required to be paid by Tenant pursuant to the terms of this Lease.
                    (iii) As used in subparagraphs (i)(a) and (b) above, the “worth at the time of award” is computed by allowing interest at the maximum rate permitted by law. As used in subparagraph (i)(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
                    (iv) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, and/or at Landlord’s option all of Tenant’s fixtures, furniture, equipment, improvements, additions, alterations and other personal property, shall remain upon the Premises and in that event, and continuing during the length of such default, Landlord shall have the sole right to take exclusive possession of such property and to use it, without charge or payment of rent therefor, until all defaults are cured or, at Landlord’s option, at any time during the term of this Lease, to require Tenant to forthwith remove such property.

                    (v) In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to reenter as provided in subparagraph (iv) above, or shall take possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in subparagraph (i) above, Landlord may from time to time without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises.
                    (vi) In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.
                    (vii) No reentry or taking possession of the Premises or any other action shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.
               (b) Additional Rights of Landlord. In the event of termination of this Lease, or in the event of default but with no election by Landlord to terminate this Lease, Tenant shall remove all personal property to which it has the right to possession. All property of Tenant not removed shall, at the option of Landlord, become the sole property of Landlord. Tenant waives all rights to notice and all common law and statutory claims and causes of action which it may have against Landlord subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Section. Tenant acknowledges Landlord’s need to relet the Premises upon termination of this Lease or repossession of the Premises and understands that the forfeitures and waivers provided herein are necessary to aid such reletting and to prevent Landlord from incurring a loss for inability to deliver the property to a prospective tenant.
                    (i) Tenant hereby grants to Landlord a lien upon and security interest in all fixtures, chattels and personal property of every kind now or hereafter to be placed or installed in or on the Premises and agrees that in the event of any default on the part of the Tenant the Landlord shall have all the rights and remedies afforded the secured party by the chapter on “Default” of Division 9 of the Uniform Commercial Code of California on the date of this Lease and may, in connection therewith, also (a) enter on the Premises to assemble and take possession of the collateral, (b) require Tenant to assemble the collateral and make its possession available to the Landlord at the Premises, or (c) enter the Premises, render the collateral, if equipment, unusable and dispose of it in a manner provided by the Uniform Commercial Code of California on the Premises. Tenant designates Landlord his attorney-in-fact for purposes of executing such documents as may be necessary to perfect the lien and security interest granted hereunder.
                    (ii) Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.
                    (iii) In the event that a late charge is payable hereunder, whether or not collected, for two (2) installments of Minimum Monthly Rent in any one calendar year, then the Minimum Monthly Rent and/or all other charges hereunder shall, at Landlord’s election by written notice to Tenant, become due and payable quarterly in advance for the next twelve (12) calendar months providing Tenant has not defaulted during this time period, rather than monthly, notwithstanding any other provision of this Lease to the contrary. In the event of any check from Tenant to Landlord is dishonored or returned for insufficient funds more than once in any twelve (12) calendar month period, then Landlord may require that for one (1) year thereafter that all payments made by Tenant to Landlord shall be by money order or cashier’s check.
                    (iv) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any default beyond applicable cure period by Tenant hereunder.
                    (v) The various rights, options, election powers, and remedies of Landlord contained in this Section and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of any right or remedy by Landlord shall not in any way impair its right to any other right or remedy.
                    (vi) The waiver of Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No covenant, term, or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.
17.2	Rights and Obligations Under the Bankruptcy Code.
(a)	Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor in possession, and any trustee who may be appointed agree as follows: (1) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (2) to pay monthly in advance on the first day of each month a reasonable compensation for use and occupancy of the Premises an amount equal to all Minimum Monthly Rent, and Percentage Rent and other charges otherwise due pursuant to this Lease; and (3) to reject or assume this Lease within sixty (60) days of the filing of such petition under any chapter of the Bankruptcy Code; and (4) to give Landlord at least forty five (45) days prior written notice of any abandonment of the Premises (any such abandonment to be deemed a rejection of this Lease); and (5) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (6) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (7) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.
(b)	Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (1) the cure of any monetary defaults and the reimbursement of pecuniary loss prior to such assumption and/or assignment, which pecuniary loss shall include, but not be limited to, any attorneys’ fees and costs incurred by Landlord; and (2) the deposit of an additional sum equal to three (3) months Minimum Monthly Rent to be held pursuant to the terms of Section 5 of this Lease; and (3) the use of the Premises as set forth in this Lease and the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale shall remain unchanged; and (4) the reorganized debtor or assignee of such debtor in possession or of Tenant’s trustee must demonstrate in writing that it has sufficient background including, but not limited to, substantial retailing experience in shopping centers of comparable size and the financial ability to operate a retail establishment in the Premises in the manner contemplated by this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; and (5) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (6) the Premises, at all times, remains a single store and no physical changes of any kind may be made to the Premises unless in compliance with the applicable provisions of this Lease.

(c)	No default under this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

(d)	It is understood and agreed that this is a Lease of real property in a shopping center as such a lease is described in Section 365(b)(3) of the Bankruptcy Code.
17.3	Default by Landlord. In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within thirty (30) days after written notice of default or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice, then in that event Landlord shall be responsible to Tenant for any and all damages sustained by Tenant as a result of Landlord’s breach. Tenant agrees, however, that any damages arising out of a money judgment against Landlord shall be satisfied only out of Landlord’s estate in the Shopping Center, and neither Landlord nor any partner, coventurer, cotenant, officer, director, employee, agent or representative of Landlord shall have any personal liability whatsoever with respect to any such judgment. Tenant hereby waives, to the extent waivable under law, any right to satisfy said money judgment against Landlord or any partner, coventurer, cotenant, officer, director, employee, agent or representative of Landlord except from Landlord’s estate in the Shopping Center.

17.4	Mortgagee Protection. If the Premises or any part thereof are at any time subject to a first mortgage or a first deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to such mortgagee, trustee or beneficiary (called “Assignee” for purposes of this Section only) and Tenant is given written notice thereof, including the post office address of such Assignee, then Tenant shall give written notice to such Assignee, specifying the default in reasonable detail, and affording such Assignee a reasonable opportunity to make performance for and on behalf of Landlord. If and when the said Assignee has made performance on behalf of Landlord, such default shall be deemed cured.

18. DAMAGE AND DESTRUCTION

18.1	Insured Risks. In the event the Premises are damaged by fire or other perils covered by Landlord’s fire and extended coverage insurance, Landlord shall, as soon as reasonably practical, commence repair, reconstruction and restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; provided Landlord’s obligations shall not exceed Landlord’s construction obligations at the commencement of the term. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before destruction, Landlord may terminate this Lease by giving notice to Tenant prior to the commencement of the work of repair or restoration by Landlord; provided, however, that in any event Landlord shall provide such written notice to Tenant within ninety (90) days after such destruction. In the event of the total destruction of the Premises or in the event of a partial destruction of the Premises (defined as at least thirty three and one third percent (33 1/3%) of the then full replacement cost of the Premises as of the date of destruction) during the last two (2) years of the term hereof, Landlord shall have the option to terminate this Lease upon giving written notice to Tenant within thirty (30) days after such destruction.

18.2	Uninsured Risks. In the event the Premises are damaged as a result of any flood, earthquake, act of war, or from any other casualty not covered by Landlord’s “all risk” insurance, to any extent whatsoever, Landlord may within ninety (90) days following the date of such damage, elect to repair, reconstruct or restore the Premises and, if Landlord so elects, Landlord shall, as soon as reasonably practical, commence such repair, reconstruction or restoration and shall prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or within said ninety (90) day period elect not to repair, reconstruct or restore the Premises, in which event this Lease shall cease and terminate. In either such event, Landlord shall give Tenant written notice of its intention within said ninety (90) day period.

18.3	Extent of Obligation. Anything to the contrary notwithstanding contained hereinabove, Landlord shall not be required to repair, reconstruct or restore any damage by fire or other cause to any portion of the Premises constructed by or at the direct or indirect expense of Tenant; Tenant at its sole cost and expense shall be responsible for all such items and for the replacement of its stock in trade, trade fixtures, furniture, furnishings and equipment. Tenant shall commence the installation of its work of repair and restoration of its fixtures, equipment and merchandise promptly upon delivery of possession of the Premises and shall diligently prosecute such installation to completion. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial or total destruction of the Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease. Upon any termination of the Lease under any of the provisions of this Section, each party shall be released thereby without further obligations to the other party coincident with the surrender of possession of the Premises to Landlord, except for items which have theretofore accrued and be then unpaid. In the event of such termination, all proceeds from Tenant’s fire and extended coverage insurance pertaining to improvements to the Premises which would otherwise become the property of Landlord upon expiration or termination of the Lease, shall be disbursed and paid to Landlord.

18.4	Partial Destruction of the Shopping Center. Notwithstanding anything to the contrary in this Lease, if thirty three and one third percent (33 1/3%) or more of the buildings constructed within the Shopping Center shall be damaged or destroyed by fire or any other cause, notwithstanding that the Premises may be unaffected thereby, Landlord may, at its option, terminate this Lease by giving written notice of its election to do so within ninety (90) days from the date of occurrence of such damage or destruction, in which event the term of this Lease shall expire at the end of the calendar month in which such notice is given and Tenant shall thereupon surrender the Premises to Landlord.

18.5	Abatement of Rent. In the event of repair, reconstruction and restoration as herein provided, the Minimum Monthly Rent shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired commencing from the date of destruction and continuing during the period of such repair, reconstruction or restoration. Tenant shall continue the operation of its business on the Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management; the obligation of Tenant hereunder to pay additional sums shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for the loss of profits, or the loss of the use of the whole or any part of the Premises, or the building of which the Premises may be a part, Tenant’s personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

19. EMINENT DOMAIN

19.1	Total or Substantial Taking. If title to all of the Premises is taken for any public or quasipublic use under any statute, or by right of eminent domain, or by purchase in lieu of eminent domain, or if title to so much of the Premises is so taken that a reasonable amount of reconstruction of the Premises will not result in the Premises being a practical improvement and reasonably suitable for Tenant’s continued occupancy for the uses and purposes for which the Premises are leased, then, in either event, this Lease shall terminate on the date that the taking of the Premises, or part thereof, occurs.

19.2	Partial Taking. If any part of the Premises shall be so taken and the remaining part thereof (after reconstruction of the then existing building(s) of which the Premises are a part) is reasonably suitable for Tenant’s continued occupancy for the purposes and uses for which the Premises are leased, this Lease shall, as to the part so taken, terminate on the date that possession of such part is taken, and the Minimum Monthly Rent shall be reduced in the same proportion that the leasable area of the Premises so taken, less any addition to the Premises by reconstruction, bears to the original leasable area of the Premises. Landlord shall, at its own cost and expense, subject to its receipt of compensation for such taking, make all necessary repairs or alterations to the building(s) of which the Premises are a part so as to render the portion of the building(s) not taken as a complete architectural unit and the remaining Premises a complete merchandising unit.

19.3	Abatement of Rent. If the continued occupancy of Tenant is interfered with for any time during the partial taking, notwithstanding that the partial taking does not terminate this Lease as to the part not so taken, the Minimum Monthly Rent shall proportionately abate so long as Tenant is not able to continuously occupy the part remaining and not so taken.

19.4	Substantial Taking of Shopping Center. Notwithstanding anything to the contrary in this Lease, if fifty percent (50%) or more of the land area of the Shopping Center shall be taken for any public or quasipublic use under any statute, or by right of eminent domain, or by purchase in lieu of eminent domain, notwithstanding that the Premises may be unaffected thereby, Landlord may, at its option, terminate this Lease by giving written notice of its election to do so within ninety (90) days from the date of such taking, in which event the term of this Lease shall expire at the end of the calendar month in which such notice is given and Tenant shall thereupon surrender the Premises to Landlord.

19.5	Compensation. All compensation (including without limitation the bonus value of the leasehold interest) awarded or paid upon a total or partial taking of the fee title shall belong to Landlord whether such compensation be awarded or paid as compensation for diminution in value of the leasehold, taking of the leasehold interest or taking of the fee, except as hereinafter provided. Notwithstanding the aforementioned, Tenant shall retain and have a claim for (a) the unamortized value over the term of this Lease of Tenant’s leasehold improvements (to the extent Landlord has not contributed to the cost thereof); (b) that portion (if any) of the award made to Landlord for the taking which results in the enhancement of the award to Landlord as a result of removable fixtures, removable by Tenant herein, under the terms of this Lease but which are required to be taken by the condemnor or are so acquired by the condemnor. Tenant shall likewise retain all compensation relating to Tenant’s loss of income, all relocation assistance, moving and relocation expenses to the extent (if any) provided by the condemning authority.

20. SUBORDINATION TO SUPERIOR LIENS, QUIET ENJOYMENT, ATTORNMENT, OFFSET STATEMENTS

20.1	Subordination of Lease to Declaration and Other Superior Liens. Tenant hereby agrees that this Lease and Tenant’s rights under this Lease are subject and subordinate to all ground or underlying leases, the lien of any mortgage or deed of trust, any declaration of covenants, conditions, and restrictions (which declaration is referred to in this Lease as the “Declaration”), any reciprocal easement agreement (each of which is hereinafter referred to as a “Superior Lien”) that now or at any subsequent time affects the Premises or the Shopping Center. In addition, Tenant agrees to consent or subordinate to any subdivision map or parcel map that now or hereafter affects the Shopping Center, together with any modifications thereof. The foregoing provisions shall be self operative, and no further instrument of subordination or consent will be required in order to effect them. Nevertheless, Tenant will execute, acknowledge, and deliver to Landlord at any time, and from time to time, upon demand by Landlord, documents requested by Landlord or any holder of any Superior Lien to confirm or effect such subordination, or to confirm the attornment obligation set forth in this Lease, or which are otherwise necessary to further the intention of the parties under this Lease be subject and subordinate to any Superior Lien and that Tenant will consent to the subdivision of the Shopping Center. If Tenant does not execute, acknowledge, or deliver any of those documents within twenty (20) days after written demand, Landlord, and its successors and assigns, will be entitled to execute, acknowledge, and deliver those documents on behalf of Tenant as Tenant’s attorney-in-fact. Tenant hereby irrevocably appoints Landlord, its successors and assigns, as Tenant’s attorney-in-fact to execute, acknowledge, and deliver those documents on behalf of Tenant.

20.2	Quiet Enjoyment. Landlord agrees that Tenant, upon paying the Rent and other monetary sums due under this Lease and performing the covenants and conditions of this Lease and upon recognizing any subsequent purchaser as Landlord, may quietly have, hold and enjoy the Premises during the Term hereof or any extension thereof; subject, however, to the provisions of any of the aforesaid ground leases, mortgages, deeds of trust, or covenants, conditions, restrictions, easements, rights and rights of way of record (if any) as they presently exist or may be executed or modified from time to time.

20.3	Attornment. In the event that Landlord sells or transfers its interest in the Shopping Center, or in the event that any proceedings are brought for default under ground or any underlying lease, or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such transfer, foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided said purchaser expressly agrees in writing to be bound by the terms of the Lease.

20.4	Estoppel Certificate. Within five (5) days after Tenant opens for business or at anytime within ten (10) days after written request therefor by Landlord in the event that an estoppel certificate is required from Tenant upon any sale, assignment or hypothecation of the Premises or the land thereunder by Landlord or for any other reason, Tenant agrees to deliver in recordable form an estoppel certificate addressed to any such proposed mortgagee or purchaser or to Landlord certifying that (i) this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (ii) the amount of Minimum Monthly Rent and the date to which Minimum Monthly Rent and other monetary obligations hereunder have been paid in advance; (iii) the amount of any security deposited with Landlord; (iv) the Landlord is not in default hereunder or if Landlord is claimed to be in default, stating the nature of any claimed default; (v) the surface and subsurface soil and water of the Premises have not been contaminated by “hazardous wastes or substances”; and (vi) such other matters as Landlord may reasonably request. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that no more than one (1) month’s Minimum Monthly Rent has been paid in advance, (c) that the amount of the security deposited with Landlord shall be as represented by landlord, and (d) that there are no uncured defaults in Landlord’s performance.
21. SIGNS; ADVERTISING
All exterior signs installed by or at the expense of Tenant shall be subject to Landlord’s prior written approval. Landlord has the right to implement, revise, modify and amend the sign criteria from time to time, without liability to Tenant whatsoever, and Tenant shall at its sole cost and expense cause its signs to at all times comply with such revisions, modifications and amendments to the sign criteria. All signs located in the interior of the Premises shall be in good taste so as not to detract from the general appearance of the Premises and the Shopping Center. No illuminated sign located in the interior of the Premises and which is visible from the outside shall be permitted without the prior written approval of Landlord. The hours of the lighting of the display windows within the Premises shall be from dusk until 11:00 p.m., unless otherwise approved in writing by Landlord. Tenant shall not have or acquire any property right or interest in the name of the Shopping Center. Landlord reserves the right to change the name, title, or address of the Shopping Center or the address of the Premises at any time, and Tenant waives all claims for damages caused by any such change. No sign, decal or other material shall be applied to the windows of the Premises. Tenant shall use the name of the Shopping Center in which the Premises are located in all Tenant’s advertising in connection with Tenant’s business at the Premises and for no other purpose without Landlord’s prior written consent.
22. MERCHANTS’ ASSOCIATION

23. GENERAL PROVISIONS

23.1	Waiver of California Code Sections. Tenant waives the provisions of Civil Code Sections 1932(2) and 1933(4) with respect to the destruction of the Premises, Civil Code Sections 1932(1), 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right of repair, and Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises for public or quasipublic use by statute, by right of eminent domain, or by purchase in lieu of eminent domain, and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473, 1174(c) and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Premises for any reason. This waiver applies to future statutes enacted in addition or in substitution to the statutes specified herein, and this waiver shall apply even though Tenant may be the subject of a voluntary or involuntary petition in bankruptcy.

23.2	Other Tenancies in the Shopping Center. So long as Tenant is open and operating its business in the Leased Premises for the Permitted Use as described in Section 9, hereof, and there has not occurred an “Event in Default” as described in Section 17, hereof, Landlord agrees not to sell, lease, let use or permit to be used, any other property owned or controlled by it within the center during the period of this lease or any extension to any entity whose primary business is a Retail Banking Institution as described in Section 9. In the event it should become necessary for Landlord to defend Tenant’s exclusivity in Legal Proceedings, Tenant shall assume responsibility for expenses related to such action. Additionally, Landlord agrees that it will not amend or modify any existing lease so as to permit a Competing Business. This limitation shall not apply to: (i) present tenants (or their assignees or sublessees) whose leases may not prohibit the operation of a Competing Business or (ii) any “major tenant” (defined as any tenant occupying 8,000 square feet or more of space in the Shopping Center). Additionally, this limitation shall exclude the current sublease existing within the Holiday Market.

23.3	Relocation. Landlord reserves the right, prior to Landlord’s delivery of the Premises to Tenant for Tenant’s fixturization and upon sixty (60) days’ prior written notice to Tenant, to relocate Tenant to another location in the Shopping Center of approximately the same size as the original Premises described herein. Any such relocation shall be at the sole cost and expense of Landlord. In the event Tenant declines such a move, it shall so inform Landlord in writing within thirty (30) days after receipt of the above-described written notice. Landlord shall then have the election either to terminate this Lease upon thirty (30) days’ written notice to Tenant, which notice shall be given within thirty (30) days after receipt of Tenant’s notice of decline, or in the alternative, Landlord may withdraw its notice of relocation.

23.4	Transfer of Landlord’s Interest. In the event of a sale or conveyance by Landlord of Landlord’s interest in the Premises or the Shopping Center, other than a transfer for security purposes only, and after the date specified in any notice of transfer, Landlord shall be relieved from all obligations and liabilities accruing thereafter on the part of Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all Landlord’s obligations hereunder are assumed in writing by the transferee.

23.5	Captions; Attachments; Defined Terms.
(a)	The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any article or section of this Lease.

(b)	Exhibits attached hereto, and addenda and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

(c)	The words “Landlord” and “Tenant,” as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several; as to a Tenant consisting of husband and wife, the obligations shall extend individually to their sole and separate property as well as community property. The term “Landlord” shall mean only the owner or owners at the time in question of the fee title or of a tenant’s interest in a ground lease of the Premises or the Shopping Center. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective periods of ownership.
23.6	Notice. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served, and shall not be deemed to have been duly given or served, unless in writing and served personally or forwarded by certified or registered mail or reputable courier service which provides written proof of delivery, addressed to the addresses of the parties specified in the Basic Lease Provisions. Either party may change such address by written notice sent to the other in the manner aforementioned.

23.7	Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

23.8	Attorneys Fee; Costs of Suit.
(a)	In the event that the Landlord or Tenant must employ an attorney to enforce its rights under this Lease or in the event of any dispute between the parties arising out of or in connection with this Lease, whether or not such dispute results in litigation, the prevailing party shall be entitled to have and recover from reasonable attorneys’ fees and costs of suit, whether or not a settlement is obtained before or after litigation is commenced. The prevailing party’s right to recover such attorneys’ fees and costs shall extend to and include any appeals, post trial proceedings (including actions or proceedings initiated to collect upon an earlier judgment), and bankruptcy court proceedings. Moreover, the parties specifically understand and agree that the prevailing party shall be reimbursed for any and all reasonable attorneys’ fees and costs incurred by Landlord in serving Tenant with a notice of Tenant’s failure to perform any obligation under this Lease.

(b)	Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in or in connection with such litigation.
23.9	Time; Joint and Several Liability. Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant. All the terms, covenants and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and nonexclusive of any other remedy at law or in equity.

23.10	Binding Effect; Choice of Law. The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by Tenant, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Shopping center is located.

23.11	Waiver. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

23.12	Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

23.13	Holding Over. If after the expiration of the term of this Lease, Tenant or anyone claiming under Tenant remains in possession of the Premises with Landlord’s permission (express or implied), Tenant shall become a tenant from month to month only, upon all of the provisions of this Lease (except Term and Minimum Monthly Rent), but the Minimum Monthly Rent payable by Tenant shall be increased to one hundred twenty five percent (125%) of the Minimum Monthly Rent payable by Tenant at the expiration of the term of this Lease. Such Minimum Monthly Rent shall be payable in advance on or before the first day of each month. If either party desires to terminate such month to month tenancy, it shall give the other party not less that thirty (30) days’ advance written notice of the date of termination.

23.14	Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to Rent, additional Rent and other charges to be paid by Tenant pursuant to this Lease.

23.15	Brokerage Fees. Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except as noted in the Basic Lease Provisions. Tenant shall indemnify and hold Landlord harmless from any costs, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

23.16	Specific Performance. Landlord shall have the right, in addition to its other remedies and means of redress provided by this Lease and by law, to obtain specific performance of any and all covenants or obligations of Tenant to be kept and performed under this Lease.

23.17	Waiver of Jury Trial and Counterclaims. The parties hereto waive trial by jury in any action or proceeding arising out of or relating to this Lease and the right to file therein any crosscomplaints, counterclaims or crossclaims against the other party, other than those which may be compulsory.

23.18	Jurisdiction and Venue. Landlord and Tenant agree that the courts of the state where the Shopping Center is located shall have jurisdiction over the Landlord and Tenant in any actions arising under or relating to this Lease. Venue shall be Sacramento County, California.

23.19	No Partnership. It is agreed that nothing contained in this Lease shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debt or obligations of Tenant, or any other party.

23.20	Nondiscrimination. Tenant herein covenants as follows by and for Tenant, Tenant’s heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon the subject to the following conditions: There shall be no discrimination against or segregation of any person or group of persons on account of race, sex, color, creed, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall Tenant, or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants or vendees in the Premises herein leased.

23.21	Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

23.22	Interest on Past Due Obligations. Any amount due from Tenant to Landlord hereunder which is not paid when due (including, without limitation, amounts due as reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant hereunder) shall bear interest at the highest rate then allowed under the usury laws of the state in which the Shopping Center is located from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

23.23	No Reservation of Premises. Neither the negotiation of the terms of this Lease nor the submission thereof for examination or signature shall constitute a reservation of the Premises or any space within the Shopping Center, or any option to lease, or an agreement to enter into a lease, and this instrument shall not be effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

23.24	Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

23.25	Tenant’s Remedies. Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant’s sole right and remedy in any dispute as to whether Landlord has breached such obligation.

23.26	Entire Agreement. THIS INSTRUMENT ALONG WITH ANY EXHIBITS AND ATTACHMENTS HERETO CONSTITUTES THE ENTIRE AGREEMENT BETWEEN LANDLORD AND TENANT RELATIVE TO THE PREMISES AND THIS AGREEMENT AND THE EXHIBITS AND ATTACHMENTS MAY BE ALTERED, AMENDED OR REVOKED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LANDLORD AND TENANT. IT IS UNDERSTOOD THAT THERE ARE NO ORAL AGREEMENTS OR REPRESENTATIONS BETWEEN THE PARTIES HERETO AFFECTING THIS LEASE, AND THIS LEASE SUPERSEDES AND CANCELS ANY AND ALL PREVIOUS NEGOTIATIONS, ARRANGEMENTS, BROCHURES, AGREEMENTS, OR REPRESENTATIONS AND UNDERSTANDINGS, IF ANY, BETWEEN THE PARTIES HERETO OR DISPLAYED BY LANDLORD TO TENANT WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND NONE THEREOF SHALL BE USED TO INTERPRET OR CONSTRUE THIS LEASE. THERE ARE NO OTHER REPRESENTATIONS OR WARRANTIES BETWEEN THE PARTIES OR THE PARTIES AND THEIR AGENTS OR REPRESENTATIVES AND ALL RELIANCE WITH RESPECT TO REPRESENTATIONS IS SOLELY UPON THE REPRESENTATIONS AND AGREEMENTS CONTAINED IN THIS DOCUMENT.
IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective as of the date of execution hereof by Landlord.

LANDLORD:		TENANT:

Placer Heights Plaza Shopping Center, LLC a Delaware limited liability Company		Redding Bank of Commerce

By:	/s/ Mark A. Mariani	By:	/s/ Linda J. Miles

	Name: Mark A. Mariani		Its: Chief Financial Officer
	Its: CEO		Date of Execution 4/19/07

Date of Execution: 4/19/07

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SHOPPING CENTER TRIPLE NET LEASE
BETWEEN
PLACER HEIGHTS SHOPPING CENTER, LLC,
a Delaware Limited Liability company
AS “LANDLORD,” AND
Redding Bank of Commerce
AS “TENANT”

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